June 9, 2005

To Each of the Parties Listed

on Schedule A Attached Hereto

Opinion: Grantor Trust NCF Grantor Trust 2005-2 Grantor Trust Certificates, Series 2005-GT2

Ladies and Gentlemen:

We have acted as counsel to The National Collegiate Student Loan Trust 2005-2, a Delaware statutory trust (the “Trust”), The National Collegiate Funding LLC (the “Depositor”), The First Marblehead Corporation (“FMC”) and First Marblehead Data Services, Inc. (“FMDS”) as to certain matters in connection with (i) the Student Loan Purchase Agreements listed on Schedule B (each, a “Student Loan Purchase Agreement”), each among a bank listed on Schedule C (each, a “Bank”) as originator pursuant to the student loan programs listed on Schedule D and seller of student loans (each, a “Student Loan”) and FMC, and the Pool Supplements thereto listed on Schedule E (each, a “Pool Supplement;” together with the related Student Loan Purchase Agreement, each, a “Bank Sale Agreement”), each among a Bank, FMC, the Trust and the Depositor, (ii) the Deposit and Sale Agreement, dated as of June 9, 2005 (the “Depositor Sale Agreement”), between the Depositor and the Trust, (iii) the Indenture, dated as of June 1, 2005 (the “Indenture”), between the Trust and U.S. Bank National Association (the “Indenture Trustee”), and the Student Loan Asset Backed Notes Series 2005-2 (the “Notes”) issued pursuant thereto, (iv) each of the Guaranty Agreements listed on Schedule F (each, a “Guaranty Agreement”), each between The Education Resources Institute, Inc. (“TERI”) and a Bank, (v) each of the Deposit and Security Agreements, Control Agreements and Security Agreements listed on Schedule G (each, a “Deposit Agreement”), (vi) the Deposit and Security Agreement, dated as of June 9, 2005 (the “Security Agreement”), among TERI, the Trust and FMDS, (vii) the Custodial Agreements, each dated as of June 9, 2005 (the “Custodial Agreements”), among the Trust, the Indenture Trustee and the Pennsylvania Higher Education Assistance Agency (“PHEAA”), Great Lakes Educational Loan Services, Inc. (“Great Lakes”), CFS-SunTech Servicing, LLC (“SunTech”), Educational Services of America, Inc. (“Educational Services”) and Nelnet, Inc. (“Nelnet”), respectively, (viii) (a) the Alternative Servicing Agreement, dated October 16, 2001, as amended (the “PHEAA Servicing Agreement”), between PHEAA and FMC, (b) the Non-FFELP Loan Servicing Agreement, dated

Opinion: Grantor Trust

NCF Grantor Trust 2005-2

June 9, 2005

as of May 1, 2003 (the “Great Lakes Servicing Agreement”), between Great Lakes and FMC, (c) the Private Consolidation Servicing Agreement, dated March 26, 2004 (the “SunTech Servicing Agreement”), between SunTech and FMC, (d) the Alternative Servicing Agreement, dated as of February 1, 2004, as supplemented (the “Educational Services Servicing Agreement”), between Educational Services and FMC and (e) the Loan Servicing Agreement, dated as of August 1, 2001, as amended (collectively with the PHEAA Servicing Agreement, the Great Lakes Servicing Agreement, the SunTech Servicing Agreement and the Educational Services Servicing Agreement, the “Servicing Agreements”), between Nelnet and FMC, (ix) the Servicer Consent Letters, each dated as of June 9, 2005 (the “Servicer Consent Letters”), among FMC, the Trust and PHEAA, Great Lakes, SunTech, Educational Services and Nelnet, respectively, (x) the Interim Trust Agreement, dated as of May 18, 2005, between Delaware Trust Company, National Association (the “Owner Trustee”) and the Depositor, as amended and restated by the Trust Agreement, dated as of June 9, 2005 (as amended and restated, the “Trust Agreement”), among the Owner Trustee, the Depositor and TERI, and the owner trust certificates issued pursuant thereto (the “Owner Trust Certificates”), (xi) the Administration Agreement, dated as of June 9, 2005 (the “Administration Agreement”), among the Trust, the Owner Trustee, the Indenture Trustee, FMDS and the Depositor, (xii) the Underwriting Agreement, dated as of May 26, 2005 (the “Underwriting Agreement”), among the Depositor and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., on behalf of themselves and the other underwriters listed thereon (collectively, the “Underwriters”), (xiii) the Acknowledgment of Guaranty Agreements, dated as of June 9, 2005 (the “Acknowledgment”), by TERI, (xiv) the Structuring Advisory Agreement, dated as of June 9, 2005 (the “Structuring Agreement”), between the Trust and FMC, (xv) each Loan Origination Agreement listed on Schedule H (each, an “Origination Agreement”), (xvi) the Back-up Administration Agreement, dated as of June 9, 2005 (the “Back-up Administration Agreement”), among the Trust, the Depositor, FMDS, the Owner Trustee and U.S. Bank National Association, (xvii) the Base Prospectus, dated May 20, 2005 (the “Base Prospectus”), the related Preliminary Prospectus Supplement, dated May 20, 2005 (the “Preliminary Prospectus Supplement”), and the related Prospectus Supplement, dated June 7, 2005 (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement” together with the Base Prospectus, the “Prospectus”), (xviii) Registration Statement No. 333-118894 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and (xix) the Grantor Trust Agreement, dated as of June 9, 2005 (the “Grantor Trust Agreement”), between the Depositor and U.S. Bank National Association (the “Grantor Trustee”) creating NCF Grantor Trust 2005-2 (the “Grantor Trust”), and the grantor trust certificates (the “Grantor Trust Certificates”) issued pursuant thereto. Each Student Loan Purchase Agreement, each Pool Supplement, the Depositor Sale Agreement, the Indenture, each Guaranty Agreement, each Deposit Agreement, the Security Agreement, each Custodial Agreement, each Servicing Agreement, each Servicer Consent Letter, the Trust Agreement, the Administration Agreement, the Underwriting Agreement, the Acknowledgment, the Structuring Agreement, each Origination Agreement, the Back-up Administration Agreement and the Grantor Trust Agreement are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in Appendix A to the Indenture. This opinion is being delivered pursuant to Section 6 of the Underwriting Agreement.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including,

Opinion: Grantor Trust

NCF Grantor Trust 2005-2

June 9, 2005

where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such

Opinion: Grantor Trust

NCF Grantor Trust 2005-2

June 9, 2005

documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate and, with respect to the opinions in paragraphs 6(ii) and (iii) and 7 below, the Certificates of the Depositor, FMC, the Trust and FMDS, copies of which are annexed as Exhibit A and the accuracy of which we have assumed in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware, Chapter 38 of Title 12 of the State of Delaware Code relating to the “Treatment of Delaware Statutory Trusts” (the “Delaware Statutory Trust Law”) and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the “1933 Act”). Any opinion expressed below to the effect that any agreement is valid, binding and enforceable relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1.

The Trust has been legally formed under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a statutory trust in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

2.

The Depositor has been legally formed under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a limited liability company in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

3.

Each of the Agreements to which the Trust, FMC or the Depositor is a party has been duly authorized, executed and delivered by such party. The issuance, offer, sale and delivery of the Grantor Trust Certificates have been duly authorized by the Depositor.

Opinion: Grantor Trust

NCF Grantor Trust 2005-2

June 9, 2005

4.

Each of the Agreements to which the Trust, the Depositor, FMC or FMDS is a party is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against that party.

5.	The Grantor Trust Certificates are validly issued and entitled to the benefits of the Grantor Trust Agreement.
6.

With respect to each of the Trust, the Depositor, FMC and FMDS, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach or violation of its certificate of trust and trust agreement, certificate of formation and limited liability company agreement or certificate of incorporation and bylaws, as the case may be, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) to our knowledge, any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

7.

With respect to each of the Trust, the Depositor and FMC, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

8.

With respect to each of the Trust, the Depositor and FMC, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation applicable to the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

9.

With respect to each of the Trust, the Depositor, FMC and FMDS, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation applicable to the Agreements.

10.

The trust created by the Grantor Trust Agreement is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Grantor Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

Opinion: Grantor Trust

NCF Grantor Trust 2005-2

June 9, 2005

11.

The statements made in the Base Prospectus under the heading “Description of the Certificates” and in the Prospectus Supplement under the heading “Description of the Securities”, insofar as such statements purport to summarize certain provisions thereof, provide a fair summary of such provisions. The statements made in the Base Prospectus and Prospectus Supplement under the heading “ERISA Considerations”, to the extent that those statements constitute matters of United States federal law or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

12.

The Registration Statement has become effective under the 1933 Act. In that regard, this is to inform you that, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

13.

The Registration Statement as of its effective date, the date of the Prospectus Supplement and the date hereof, and the Base Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

14.

To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than marketing materials generally described as term sheets and computational materials, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (iv) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (v) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless

Opinion: Grantor Trust

NCF Grantor Trust 2005-2

June 9, 2005

an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,

/s/ THACHER PROFFITT & WOOD LLP

Exhibit A

CERTIFICATE

OF

THE NATIONAL COLLEGIATE FUNDING LLC

This Certificate is being delivered to Thacher Proffitt & Wood LLP (“TPW”) for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the “Opinion Letter”). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

1.         With respect to the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body applicable to it.

2.         With respect to the Depositor, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

The undersigned has executed this Certificate as of the date of the Opinion Letter.

THE NATIONAL COLLEGIATE FUNDING LLC
By: GATE Holdings, Inc., Member

By:
Name:
Title:

CERTIFICATE

OF

THE FIRST MARBLEHEAD CORPORATION

This Certificate is being delivered to Thacher Proffitt & Wood LLP (“TPW”) for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the “Opinion Letter”). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

1.         With respect to FMC, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body applicable to it.

2.         With respect to FMC, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

The undersigned has executed this Certificate as of the date of the Opinion Letter.

The First Marblehead Corporation

By:
Name:	John A. Hupalo
Title:	Executive Vice President

CERTIFICATE

OF

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2005-2

This Certificate is being delivered to Thacher Proffitt & Wood LLP (“TPW”) for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the “Opinion Letter”). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

1.         With respect to the Trust, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body applicable to it.

2.         With respect to the Trust, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

The undersigned has executed this Certificate as of the date of the Opinion Letter.

tHE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2005-2
By: GATE Holdings, Inc., Owner

By:
Name:
Title:

CERTIFICATE

OF

FIRST MARBLEHEAD DATA SERVICES, INC.

This Certificate is being delivered to Thacher Proffitt & Wood LLP (“TPW”) for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the “Opinion Letter”). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

With respect to FMDS, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body applicable to it.

The undersigned has executed this Certificate as of the date of the Opinion Letter.

First Marblehead DATA Services, INC.

By:
Name:
Title: